                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsor and Trustee of Equity Investor Fund
Defined Technology Portfolio 2000 Series B,
Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-30440 of our opinion dated March 28, 2000, relating to the Statement of Condition of Equity Investor Fund, Defined Technology Portfolio 2000 Series B, Defined Asset Funds, and to the reference to us under the heading "How The Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP
New York, NY
March 28, 2000